SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

Commission File Number: 333-144888

SN Strategies Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	01-0660195 (I.R.S. Employer Identification No.)
1077 Balboa Avenue, Laguna Beach, California (Address of principal executive offices)	92651 (Zip Code)
(714) 651-8000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

Stock Split.  On July 9, 2009, the Registrant effected a 1.316984 for 1 stock split (“Split”) of the Registrant’s issued and outstanding common stock. The Split was effectuated through the issuance of 0.316984 share for each share of common stock outstanding as of the record date.  The Registrant hopes that the Split will increase the liquidity of its common stock in the event that the Registrant is able to acquire Visual Network Design Inc. as disclosed in the Registrant’s Current Report on Form 8-K, which was filed on January 5, 2009. The record date for the Split is July 8, 2009. The payable date of the Split is July 9, 2009. Prior to the Split, there are 3,416,898 shares issued and outstanding. Following the Split, there will be approximately 4,500,000 shares issued and outstanding. The Registrant’s common stock will continue to be $.001 par value.  Fractional shares will be rounded upward. The Registrant’s symbol and CUSIP Number will not change as a result of the Split. In connection with the Split, the Registrant filed a Certificate of Change with the State of Nevada to effect the Split of the Registrant’s authorized and outstanding shares of common stock with an effective date of filing of July 9, 2009. The Certificate of Change provides that the Registrant’s authorized number of shares of common stock increases from 50,000,000 to 65,849,200.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SN Strategies Corp.

July 9, 2009	By:	/s/ Michael Hawks
Michael Hawks
President, Secretary, Treasurer and a director